THE GABELLI EQUITY TRUST INC. (the "Trust")

Exhibit Q1(g)

AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the 16th day of August, 2005, by and among The Gabelli Equity Trust Inc. ("GAB"), a Maryland corporation, and Sterling Capital Corporation ("SPR"), a New York corporation ("GAB" and
"SPR" are referred to collectively as the "Funds") and, solely for purposes of Section 5(b) hereof, Gabelli Funds, LLC ("Gabelli").
WHEREAS, GAB and SPR entered into an Agreement and Plan of Reorganization dated as of May 23, 2005 (the "Original Agreement"); and
WHEREAS, the parties now wish to amend and restate the Original Agreement in its entirety pursuant to
Section 10(e) hereof.

PLAN OF REORGANIZATION

Subject to the terms and conditions of this Agreement and the New York Business Corporation Law (the
"NYBCL"), at the Effective Date (as defined herein), SPR and GAB shall consummate a reorganization (the
"Reorganization"). The Reorganization shall consist of (a) the transfer of all or substantially all of the assets of SPR (other than the Reserve (as defined herein)) to GAB in exchange solely for full shares of GAB Common Stock (as defined herein) and cash in lieu of fractional shares of GAB Common Stock, (b) the assumption by GAB of the Stated
Liabilities (as defined herein) of SPR, and (c) the distribution of GAB Common Stock to the SPR Stockholders
(as defined herein), followed by the termination, dissolution and complete liquidation (other than the Reserve) of SPR. The parties intend that the Reorganization shall qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").


AGREEMENT

In consideration of the covenants and agreements
hereinafter set forth, and intending to be legally bound,
the Funds hereby amend and restate the Original Agreement
as follows:
1.	Representations and Warranties of GAB.
GAB represents and warrants to, and agrees with, SPR that:

(a)	GAB is a corporation duly organized, validly
existing and in good standing under the laws of the State
of Maryland and has the requisite corporate power to own
all of its properties and assets and to carry out this
Agreement.  GAB has all necessary Federal, state and local
authorizations to carry on its business as it is now being
conducted.
(b)	GAB is duly registered under the Investment
Company Act of 1940 (the "1940 Act") (File No. 811-04700)
as a non-diversified, closed-end management investment
company and such registration has not been revoked or
rescinded and is in full force and effect.  GAB has elected
and qualified for the special tax treatment afforded
regulated investment companies ("RICs") under Sections 851-
855 of the Code at all times since its inception, and
intends to continue to so qualify until consummation of the
Reorganization and at all times thereafter.
(c)	GAB has corporate power and authority to enter
into and perform its obligations under this Agreement.  The
execution, delivery and performance of this Agreement has
been duly authorized by all necessary action of its Board
of Directors, and this Agreement constitutes its valid and
binding agreement enforceable against it in accordance with
its terms, subject to the effects of bankruptcy,
insolvency, moratorium, fraudulent conveyance and similar
laws relating to or affecting creditors' rights generally
and court decisions with respect thereto.
(d)	There are no material legal, administrative or
other proceedings pending or, to the knowledge of GAB,
threatened against GAB which assert liability on the part
of GAB or which materially affect its financial condition
or its ability to consummate the Reorganization.  GAB is
not charged with or, to the best of its knowledge,
threatened with any violation or investigation of any
possible violation of any provisions of any Federal, state
or local law or regulation or administrative ruling
relating to any aspect of its business.
(e)	GAB is not a party to or obligated under any
provision of its Articles of Incorporation, as amended, its
Articles Supplementary, as amended, or its by-laws, as
amended, or any contract or other commitment or obligation,
and is not subject to any order or decree, which would be
violated by its execution of or performance under this
Agreement, except for those that will be complied with,
satisfied, amended or waived to cure any potential
violation as a condition precedent to the Reorganization.
(f)	SPR has been furnished with a statement of
assets, liabilities and capital and a schedule of
investments of GAB, each as of the end of GAB's most
recently completed fiscal year, said financial statements
having been audited by PricewaterhouseCoopers LLP, an
independent registered public accounting firm.
(g)	SPR has been furnished with GAB's Annual Report
to Stockholders for its most recently completed fiscal
year, and the audited financial statements appearing
therein fairly present the financial position of GAB as of
the dates indicated therein, in conformity with generally
accepted accounting principles applied on a consistent
basis.
(h)	There are no material contracts outstanding to
which GAB is a party that have not been disclosed in the N-
14 Registration Statement or not otherwise disclosed in
writing to SPR prior to the date of this Agreement.
(i)	GAB has no known liabilities of a material
amount, contingent or otherwise, other than those shown on
its statements of assets, liabilities and capital referred
to above, those incurred in the ordinary course of business
as an investment company since the date of such statements,
and those incurred in connection with the Reorganization.
(j)	GAB has filed, or has obtained extensions to
file, all Federal, state and local tax returns which are
required to be filed by it, and has paid all Federal, state
and local taxes shown on said returns to be due and owing
and all assessments received by it, up to and including the
taxable year in which the Effective Date occurs.  All tax
liabilities of GAB have been adequately provided for on its
books, and no tax deficiency or liability of GAB has been
asserted and no question with respect thereto has been
raised by the Internal Revenue Service or by any state or
local tax authority for taxes in excess of those already
paid, up to and including the taxable year in which the
Effective Date occurs.
(k)	No consent, approval, authorization or order of
any court or governmental authority is required for the
consummation by GAB of the Reorganization, except (i) such
as may be required under the Securities Act of 1933, as
amended (the "1933 Act"), the Securities Exchange Act of
1934 (the "1934 Act") and the 1940 Act and (ii) such as may
be required by state securities laws.
(l)	The registration statement to be filed by GAB on
Form N-14 relating to the GAB Common Stock to be issued
pursuant to this Agreement, and any supplement or amendment
thereto or to the documents therein (as amended, the "N-14
Registration Statement") on the effective date of the N-14
Registration Statement, at the time of the stockholders'
meeting referred to in Section 6(a) of this Agreement and
at the Effective Date, insofar as it relates to GAB or the
description of this Agreement or the Reorganization (i)
shall have complied or will comply in all material respects
with the provisions of the 1933 Act, the 1934 Act and the
1940 Act and the rules and regulations thereunder and (ii)
did not or will not contain any untrue statement of a
material fact or omit to state any material fact required
to be stated therein or necessary to make the statements
therein not misleading; and the prospectus included therein
did not or will not contain any untrue statement of a
material fact or omit to state any material fact necessary
to make the statements therein, in the light of the
circumstances under which they were made, not misleading;
provided, however, that the representations and warranties
in this subsection shall not apply to statements in, or
omissions from, the N-14 Registration Statement made in
reliance upon and in conformity with information furnished
by SPR in writing for use in the N-14 Registration
Statement.
(m)	On the date of this Agreement, GAB is authorized
to issue 182,000,000 shares of common stock, par value
$.001 per share (the "GAB Common Stock"), of which
141,012,252 shares were outstanding as of March 31, 2005.
Each outstanding share of capital stock is fully paid,
nonassessable and has all voting rights required by the
1940 Act.
(n)	All of the issued and outstanding shares of GAB
Common Stock have been issued in conformity with all
applicable Federal and state securities laws.
(o)	The GAB Common Stock to be issued pursuant to
this Agreement will have been duly authorized and, when
issued and delivered pursuant to this Agreement, will be
duly and validly issued and outstanding, fully paid and
nonassessable, and will have the voting rights set forth in
GAB's Articles of Incorporation, as amended, GAB's Articles
Supplementary, as amended, GAB's By-Laws, as amended, and
the 1940 Act, and no stockholder of GAB will have any
preemptive right of subscription or purchase in respect
thereof.  GAB has issued preferred stock the holders of
which, voting as a separate class, are entitled to elect
two directors of GAB.
(p)	At or prior to the Effective Date, the GAB Common
Stock to be issued pursuant to this Agreement will be duly
qualified for offering to the public in conformity with all
applicable federal and state securities laws, and there
will be a sufficient number of such shares registered under
the 1933 Act to permit the issuance contemplated by this
Agreement.
(q)	GAB has adopted and implemented policies and
procedures required by Rule 38a-1 under the 1940 Act.
(r)	The books and records of GAB made available to
SPR and/or its counsel are substantially true and correct
and contain no material misstatements or omissions with
respect to the operations of GAB.
2.	Representations and Warranties of SPR.
SPR represents and warrants to, and agrees with, GAB that:

(a)	SPR is a corporation duly organized, validly
existing and in good standing in conformity with New York
Law, and has the requisite corporate power to own all of
its assets and to carry out this Agreement. SPR has all necessary Federal, state and local authorizations to carry on its business as it is now being conducted.
(b)	SPR is duly registered under the 1940 Act (File
No. 811-01537) as a diversified, closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.  SPR
has elected and qualified for the special tax treatment
afforded RICs under Sections 851-855 of the Code at all
times since its inception and intends to continue to so
qualify for its taxable year ending upon the Effective
Date.
(c)	SPR has corporate power and authority to enter
into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of SPR's Board
of Directors, and, subject to stockholder approval, this Agreement constitutes its valid and binding agreement enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency,
moratorium, fraudulent conveyance and similar laws relating
to or affecting creditors' rights generally and court
decisions with respect thereto.
(d)	There are no material legal, administrative or
other proceedings pending or, to the knowledge of SPR, threatened against SPR which assert liability on the part of SPR or which materially affect its financial condition
or its ability to consummate the Reorganization.  SPR is
not charged with or, to the best of its knowledge,
threatened with any violation or investigation of any
possible violation of any provisions of any Federal, state
or local law or regulation or administrative ruling
relating to any aspect of its business.
(e)	SPR is not a party to or obligated under any
provision of its Certificate of Incorporation, as amended,
or its by-laws, as amended, or any contract or other
commitment or obligation, and is not subject to any order
or decree which would be violated by its execution of or performance under this Agreement, except for those that will be complied with, satisfied, amended or waived to cure
any potential violation as a condition precedent to the
Reorganization.
(f)	GAB has been furnished with a statement of
assets, liabilities and capital and a schedule of
investments of SPR, each as of the end of SPR's most
recently completed fiscal year, said financial statements
having been audited by Tardino Tocci & Goldstein LLP, an independent registered public accounting firm.
(g)	GAB has been furnished with SPR's Annual Report
to Stockholders for SPR's most recently completed fiscal
year, and the audited financial statements appearing
therein fairly present the financial position of SPR as of
the date thereof, in conformity with generally accepted accounting principles applied on a consistent basis.
(h)	There are no material contracts outstanding to
which SPR is a party that have not been disclosed in the N-
14 Registration Statement or not otherwise disclosed in
writing to GAB prior to the date of this Agreement.
(i)	SPR has no known liabilities of a material
amount, contingent or otherwise, other than those shown on
its statements of assets, liabilities and capital referred
to above, those incurred in the ordinary course of its
business as an investment company since the date of such statements, and those incurred in connection with the Reorganization.
(j)	SPR has filed, or has obtained extensions to
file, all Federal, state and local tax returns which are required to be filed by it, and has paid all Federal, state and local taxes shown on said returns to be due and owing
and all assessments received by it, up to and including the taxable year in which the Effective Date occurs. All tax liabilities of SPR have adequately been provided for on its books, and no tax deficiency or liability of SPR has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or
local tax authority for taxes in excess of those already
paid, up to and including the taxable year in which the
Effective Date occurs.
(k)	The approval by the holders of two-thirds of the
votes of all outstanding shares of SPR Common Stock
entitled to vote thereon on the record date for the special meeting of SPR Stockholders is the only vote of stockholders necessary to approve the Agreement on behalf
of SPR.
(l)	No consent, approval, authorization or order of
any court or governmental authority is required for the consummation by SPR of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act, the 1940
Act and the laws of the State of New York.
(m)	The N-14 Registration Statement, on its effective
date, at the time of the stockholders' meeting referred to
in Section 6(a) of this Agreement and on the Effective
Date, insofar as it relates to SPR (i) shall have complied
or will comply in all material respects with the provisions
of the 1933 Act, the 1934 Act and the 1940 Act and the
rules and regulations thereunder, and (ii) did not or will
not contain any untrue statement of a material fact or omit
to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
and the prospectus included therein did not or will not
contain any untrue statement of a material fact or omit to
state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by SPR in writing for
use in the N-14 Registration Statement as provided in
Section 6 of this Agreement.
(n)	On the date of this Agreement, the only shares of
capital stock authorized for issuance by SPR are 10,000,000 shares of common stock, par value $1.00 per share (the "SPR Common Stock"), of which 2,500,000 shares are outstanding.
Each outstanding share of SPR Common Stock is fully paid, nonassessable and has full voting rights.
(o)	All of the issued and outstanding shares of SPR
Common Stock have been offered for sale and sold in
conformity with all applicable Federal and state securities
laws.
(p)	The books and records of SPR made available to
GAB and/or its counsel are substantially true and correct
and contain no material misstatements or omissions with
respect to the operations of SPR.
3.	The Reorganization.
	(a)	Subject to the terms and conditions contained
herein and on the basis of the representations and
warranties contained herein, SPR agrees to convey, transfer
and deliver the assets of SPR described in Section 3(b) to
GAB free and clear of all liens, encumbrances and claims whatsoever. In exchange, GAB agrees: (a) to deliver to SPR the number of full shares of GAB determined by dividing the aggregate value of SPR's assets, net of the liabilities of
SPR and the Reserve (as defined below), computed in the
manner and as of the time and date set forth in Section
3(f), by the net asset value of one share of GAB computed
in the manner and as of the time and date set forth in
Section 3(f), subject to the calculation of Alternative
Value as may required by Section 3(f), and cash in lieu of fractional shares of GAB Common Stock; and (b) to assume the Stated Liabilities of SPR described in Section 3(c).
Such transactions shall take place on the Effective Date.
	(b)	The assets of SPR to be acquired by GAB shall
consist of all property owned by SPR, including, without limitation, all cash, securities, commodities, interests in futures and other financial instruments, claims (whether absolute or contingent, known or unknown), receivables (including dividends, interest, principal, subscriptions and other receivables), goodwill and other intangible
property, all books and records belonging to SPR, any
deferred or prepaid expenses shown as an asset on the books
of SPR on the Effective Date, and all interests, rights, privileges and powers, other than cash in an amount necessary to pay dividends and distributions as provided in
Section 6(i), and $250,000 in cash set aside as a reserve
by SPR (the "Reserve") to pay the estimated amount of SPR's expenses in connection with its dissolution and liquidation (other than the Stated Liabilities) and other than SPR's rights under this Agreement (the "Assets").
	(c)	SPR will endeavor to identify and discharge, to
the extent practicable, all of its liabilities and
obligations, including all liabilities relating to
operations, before the Effective Date.  GAB will assume
only those accrued and unpaid liabilities of SPR set forth
in SPR's statement of assets and liabilities as of the
Effective Date delivered by SPR to GAB pursuant to this
Section (the "Stated Liabilities").  GAB shall assume only
the Stated Liabilities and shall not assume any other
debts, liabilities or obligations of SPR.
	(d)	SPR will prepare and deliver to GAB on the
Effective Date (1) a statement of the Assets and Stated Liabilities of SPR and (2) a list of SPR's portfolio securities showing the tax costs of each of its assets by
lot and the holding period of such assets, each of (1) and
(2) as of the Effective Date, and certified by the
President (or any Vice President) and Treasurer of SPR.
	(e)	Prior to the Effective Date, SPR shall have made
arrangements with Citibank, N.A., its custodian, to deliver
on the Effective Date a certificate of an authorized
officer stating that (a) the Assets shall have been
delivered in proper form to Mellon Trust of New England,
N.A., custodian for GAB, prior to or on the Effective Date
and (b) all necessary taxes in connection with the delivery
of the Assets, including all applicable federal and state
stock transfer stamps, if any, have been paid or provision
for payment has been made. SPR's portfolio securities represented by a certificate or other written instrument shall be presented by the custodian for SPR to the
custodian for GAB for examination no later than five
business days preceding the Effective Date and transferred
and delivered by SPR as of the Effective Date for the
account of GAB duly endorsed in proper form for transfer in
such condition as to constitute good delivery thereof.
SPR's portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the
1940 Act, shall be delivered as of the Effective Date by
book entry with the customary practices of such
depositories and the custodian for GAB. The cash to be transferred by SPR shall be delivered by wire transfer of federal funds on the Effective Date.
	(f)	The number of full shares of GAB Common Stock to
be issued to SPR shall be computed by dividing: (i) the aggregate value of SPR's Assets, net of SPR's Stated
Liabilities and the Reserve, as computed by SPR on the
Effective Date by (ii) the net asset value of one share of
GAB Common Stock as determined by GAB on the Effective
Date; provided, however, that if the average closing price
of GAB Common Stock on the New York Stock Exchange for the
20 business days prior to the Effective Date exceeds the
net asset value per share of GAB Common Stock on the
Effective Date, the number of shares of GAB Common Stock to
be issued to SPR shall be computed by dividing (i) the
aggregate value of SPR's Assets, net of SPR's Stated
Liabilities and the Reserve, as computed by SPR on the
Effective Date by (ii) the lower of (x) the average of such closing prices for the 20 business days prior to the
Effective Date and (y) 103% of the net asset value per
share of GAB Common Stock computed on the Effective Date ("Alternative Value"). GAB will at the same time deliver to SPR cash in lieu of any fractional shares of GAB Common
Stock.
4.	Liquidation and Distribution.
	(a)	At or as soon as practicable after the Effective
Date, SPR will distribute in complete liquidation of SPR
(other than the Reserve), pro rata to its stockholders of record, determined as of the close of business on the
Effective Date (the "SPR Stockholders"), all of the GAB
Common Stock and cash in lieu of fractional shares received
by SPR.  Upon completion of the distribution of the GAB
Common Stock and cash, SPR will thereupon proceed to
dissolve and terminate in accordance with the NYBCL and
other applicable law, and the Reserve will be transferred
to a liquidating trust for the benefit of the SPR
Stockholders. Such distribution and liquidation will be accomplished by the transfer of the GAB Common Stock then credited to the account of SPR on the books of GAB to open accounts on the share records of GAB in the names of the
SPR Stockholders. All issued and outstanding shares of SPR will, simultaneously with the liquidation, be cancelled on the books of SPR and will be null and void.
	(b)	With respect to any SPR Stockholder holding
certificates evidencing ownership of SPR Common Stock as of
the Effective Date, and subject to GAB being informed
thereof in writing by SPR, GAB will not issue new
certificates evidencing ownership of the GAB Common Stock
or permit such SPR Stockholder to pledge or redeem such GAB Common Stock, in any case, until such SPR Stockholder has surrendered his or her outstanding certificates evidencing ownership of SPR Common Stock or, in the event of lost certificates, posted adequate bond. SPR, at its own expense, will request SPR Stockholders to surrender their outstanding certificates evidencing ownership of SPR Common Stock or post adequate bond therefor. Dividends payable to holders of record of shares of GAB Common Stock as of any date after the Effective Date and prior to the exchange of certificates by any SPR Stockholder shall be paid to such
SPR Stockholder, without interest; however, such dividends
shall not be paid unless and until such SPR Stockholder surrenders his or her stock certificates for exchange.
(c)	Prior to the Effective Date, SPR shall have made
arrangements with Registrar and Transfer Company, its
transfer agent and registrar, to deliver to GAB a list of
the names and addresses of all of the stockholders of
record of SPR Common Stock on the Effective Date and the
number of shares of SPR Common Stock owned by each such stockholder, certified by SPR's transfer agent or President to the best of their knowledge and belief.
5.	Payment of Expenses.
(a)	Each of GAB and SPR shall pay, subject to
paragraph (b) of this Section 5, all of their respective expenses incurred in connection with the Reorganization.
Such fees and expenses shall include legal, accounting and
state securities or blue sky fees (if any), printing costs, proxy solicitation fees, consulting fees, filing fees, stock exchange fees, rating agency fees, portfolio transfer taxes (if any), and any similar expenses incurred in connection with the Reorganization.
(b)	Each of Gabelli and SPR shall pay 50% of the
reasonable and documented expenses of printing and mailing
the proxy statements and proxy cards to SPR shareholders.
(c)	Neither GAB nor SPR shall pay any expenses of its
respective stockholders arising out of or in connection
with the Reorganization.
6.	Covenants of the Funds.
(a)	SPR agrees to call a special meeting of its
stockholders to be held as soon as is practicable after the effective date of the N-14 Registration Statement for the purpose of considering the Reorganization as described in this Agreement.
(b)	Each Fund covenants to operate its respective
business as presently conducted between the date hereof and
the Effective Date, it being understood that such ordinary course of business will include (i) the declaration and payment of customary dividends and other distributions and
(ii) in the case of SPR, (A) preparing for its
deregistration and (B) the establishment of the Reserve,
except that the distribution of dividends pursuant to
Section 6(i) of this Agreement shall not be deemed to
constitute a breach of the provisions of this Section 6(b).
(c)	GAB will file the N-14 Registration Statement
with the Securities and Exchange Commission (the
"Commission") as promptly as practicable and will use its
best efforts to provide that the N-14 Registration
Statement becomes effective as promptly as practicable thereafter. SPR agrees to cooperate fully with GAB and will furnish to GAB the information relating to itself to
be set forth in the N-14 Registration Statement as required
by the 1933 Act, the 1934 Act, the 1940 Act, and the rules
and regulations thereunder and applicable state securities
or blue sky laws.
(d)	GAB will use commercially reasonable efforts to
obtain any and all regulatory, rating agency, director
and/or stockholder approvals necessary to issue the GAB
Common Stock in connection with the Reorganization.
(e)	GAB agrees that it has no plan or intention to
sell or otherwise dispose of the Assets of SPR to be
acquired in the Reorganization, except for dispositions
made in the ordinary course of business.
(f)	Each Fund agrees that, on or before the Effective
Date, all of its Federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either shall have been paid or adequate liability reserves shall
have been provided for the payment of such taxes.  In
connection with this covenant, SPR agrees to cooperate with
GAB in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit
or other proceeding in respect of taxes.  GAB agrees to
retain for a period of ten (10) years following the
Effective Date all returns, schedules and work papers and
all material records or other documents relating to tax
matters of SPR for its taxable periods first ending after
such Effective Date and for all prior taxable periods. Any information obtained under this subsection shall be kept confidential except as otherwise may be necessary in connection with the filing of returns or claims for refund
or in conducting an audit or other proceeding. After the Effective Date, GAB at its expense shall prepare, or cause its agents to prepare, any federal, state or local tax
returns, including any Forms 1099, required to be filed and provided to required persons by SPR with respect to its final taxable year ending with the Effective Date and for
any prior periods or taxable years for which the due date
for such return has not passed as of the Effective Date and further shall cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities and
provided to required persons.
(g)	SPR agrees to mail to its respective stockholders
of record entitled to vote at the special meeting of stockholders at which action is to be considered regarding this Agreement, in sufficient time to comply with
requirements as to notice thereof, a combined Proxy
Statement and Prospectus which complies in all material
respects with the applicable provisions of Section 14(a) of
the 1934 Act and Section 20(a) of the 1940 Act, and the
rules and regulations, respectively, thereunder.
(h)	SPR shall have taken all steps required to
terminate all contracts with service providers effective
not later than the Effective Date and SPR shall record any liabilities arising therefrom.
(i)	Prior to the Effective Date, SPR shall have
declared a dividend or dividends, with a record and ex-
dividend date prior to the Effective Date, which, together
with all previous dividends, shall have the effect of distributing to the SPR Stockholders all of SPR's investment company taxable income for all taxable periods
ending on or before the Effective Date (computed without
regard to any deduction for dividends paid), if any, plus
the excess of its interest income, if any, excludable from
gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods ending on or before the Effective Date and all of its net capital gains realized in all taxable periods ending on or before the Effective Date (after reduction for any capital loss carry forward).
(j)	Following the consummation of the Reorganization,
GAB expects to stay in existence and continue its business
as a closed-end management investment company registered
under the 1940 Act.
(k)	Except as contemplated herein, each Fund agrees
that, other than with respect to the dividend contemplated
in Section 6(i), during the period from the date hereof to
and including the Effective Date, it will declare and pay dividends consistent with past practices and the terms of the common stock and, in the case of GAB, the preferred
stock issued by such Fund.
(l)	SPR undertakes that, if the Reorganization is
effected, it will file, or cause its agents to file, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that SPR has ceased to be a registered investment company.
7.	Effective Date of the Reorganization.
(a)	The Reorganization shall be effective five (5)
business days after each of the conditions in Sections 8
and 9 has been satisfied or waived by the applicable party,
or at such other time and date as fixed by the mutual
consent of the parties (such date, the "Effective Date").
8.	GAB's Conditions.
The obligation of GAB to consummate the Reorganization shall be subject to the satisfaction or waiver of the following conditions:

(a)	This Agreement shall have been adopted, and the
Reorganization shall have been approved, by the affirmative
vote of two-thirds of the votes of all outstanding shares
of SPR Common Stock entitled to vote thereon on the record
date for the special meeting of SPR Stockholders; and SPR
shall have delivered to GAB a copy of the resolutions
adopting this Agreement and approving the Reorganization
adopted by its Board of Directors and Stockholders and
certified by its Secretary.
(b)	SPR shall have furnished to GAB a certificate
signed by its President (or any Vice President) and its
Treasurer, dated the Effective Date, certifying that as of
such Effective Date all representations and warranties made
in this Agreement are true and correct in all material
respects as if made at and as of such date and it has
complied with all of the agreements and satisfied all of
the conditions on its part to be performed or satisfied at
or prior to such date.
(c)	GAB shall have received an opinion of Skadden,
Arps, Slate, Meagher & Flom LLP, as counsel to SPR, in form
and substance satisfactory to GAB and dated the Effective
Date, to the effect that (i) SPR is a corporation duly
organized, validly existing and in good standing in
conformity with New York Law; (ii) all corporate actions
required to be taken by SPR to authorize this Agreement and
to effect the Reorganization have been duly authorized by
all necessary corporate actions thereof; (iii) the
execution and delivery of this Agreement does not, and the
consummation of the Reorganization will not, violate any
material provision of the Certificate of Incorporation, as
amended, or the by-laws, as amended, or any agreement
(known to such counsel) to which SPR is a party or by which
SPR is bound; (iv) to the knowledge of such counsel, all
regulatory or court consents, authorizations, approvals,
orders or filings required to be obtained or made by SPR
under the Federal laws of the United States or the laws of
the State of New York for the transfer of SPR's Assets for
GAB Common Stock pursuant to the Agreement have been
obtained or made; (v) this Agreement has been duly
authorized, executed and delivered by SPR and, assuming
that the N-14 Registration Statement complies with the 1933
Act, the 1934 Act and the 1940 Act, represents a valid and
binding agreement, enforceable against SPR in accordance
with its terms, except as enforceability may be limited by
bankruptcy, insolvency, fraudulent conveyance,
reorganization or other similar laws pertaining to the
enforcement of creditors' rights generally and by equitable
principles; and (vi) such counsel does not know of any
contracts or other documents with respect to SPR related to
the Reorganization of a character required to be described
in the N-14 Registration Statement which are not described
therein or, if required to be filed, filed as required.  In
giving the opinion set forth above, Skadden, Arps, Slate,
Meagher & Flom LLP may state that it is relying on
certificates of officers of SPR with regard to matters of
fact and certificates and written statements of
governmental officials with respect to factual matters.
Such counsel shall also state that while such counsel
cannot make any representation as to the accuracy or
completeness of statements of fact in the N-14 Registration
Statement or any amendment or supplement thereto with
respect to SPR, nothing has come to their attention that
would lead them to believe that, on the respective
effective dates of the N-14 Registration Statement and any
amendment or supplement thereto, with respect to SPR, the
N-14 Registration Statement or any amendment or supplement
thereto contained any untrue statement of a material fact
or omitted to state any material fact necessary to make the
statements therein in light of the circumstances under
which they were made, not misleading with respect to SPR;
provided, such counsel need not express any opinion or
belief as to the financial statements, other financial
data, statistical data or information relating to SPR
contained or incorporated by reference in the N-14
Registration Statement.
(d)	GAB shall have received an opinion from Willkie
Farr & Gallagher LLP, as counsel to GAB, in form and
substance satisfactory to GAB and dated the Effective Date,
substantially to the effect that, based upon certain facts,
assumptions and representations, for Federal income tax
purposes the acquisition by GAB of all or substantially all
of the Assets of SPR (other than the Reserve) solely in
exchange for GAB Common Stock and the assumption by GAB of
the Stated Liabilities of SPR, followed by the distribution
by SPR to its stockholders of full shares of GAB Common
Stock (and the payment in cash in lieu of fractional
shares) in complete liquidation of SPR, all pursuant to the
Agreement, constitutes a reorganization within the meaning
of Section 368(a) of the Code, and GAB and SPR will each be
a "party to a reorganization" within the meaning of Section
368(b) of the Code.  The delivery of such opinion is
conditioned upon receipt by Willkie Farr & Gallagher LLP of
representations it shall request of GAB and SPR.
Notwithstanding anything herein to the contrary, neither
GAB nor SPR may waive the condition set forth in this
Section 8(d).
(e)	The Assets or Stated Liabilities of SPR as of the
Effective Date shall not include any assets or liabilities
which GAB, by reason of charter limitations or otherwise,
may not properly acquire or assume, there being no such
assets or liabilities to the best knowledge of GAB as of
the date of this Agreement.
(f)	The N-14 Registration Statement shall have become
effective under the 1933 Act and no stop order suspending
such effectiveness shall have been instituted or, to the
knowledge of GAB, shall be contemplated by the Commission.
(g)	The Commission shall not have issued an
unfavorable advisory report under Section 25(b) of the 1940
Act, nor instituted or threatened to institute any
proceeding seeking to enjoin consummation of the
Reorganization under Section 25(c) of the 1940 Act; and no
other legal, administrative or other proceeding shall be
instituted or threatened which would materially affect the
financial condition of SPR or would prohibit the
Reorganization.
(h)	All proceedings taken by SPR and its counsel in
connection with the Reorganization and all documents
incidental thereto shall be satisfactory in form and
substance to GAB.
(i)	Prior to the Effective Date, SPR shall have
declared a dividend or dividends which, together with all
such previous dividends, shall have the effect of
distributing to its stockholders all of its net investment
company taxable income, if any, for the tax year of SPR
ending on the Effective Date, and all of its net capital
gain, if any, realized for the tax year of SPR ending on
the Effective Date.
(j)	There shall not have occurred any material
adverse change in the financial condition of SPR or results
of operations of SPR, provided that any adverse changes in
market prices of securities in which SPR invests,
individually or in the aggregate, shall not be deemed to be
a material adverse change.
9.	SPR's Conditions.
The obligations of SPR hereunder shall be subject to the satisfaction or waiver of the following conditions:

(a)	This Agreement shall have been adopted, and the
Reorganization shall have been approved, by the Board of
Directors of GAB; and GAB shall have delivered to SPR a
copy of the resolutions, adopted by its Board of Directors
and certified by its Secretary, so adopting this Agreement
and approving the Reorganization.
(b)	GAB shall have furnished to SPR a certificate of
its President (or any Vice President) and its Treasurer
dated as of the Effective Date, certifying that (i) as of
the Effective Date there has been no material adverse
change in its financial position since the date of GAB's
most recent financial statements provided to SPR, other
than changes in its portfolio securities since that date or
changes in the market value of its portfolio securities and
(ii) immediately after the Effective Date, GAB will be in
compliance with all asset coverage tests applicable to the
outstanding preferred stock of GAB.
(c)	GAB shall have furnished to SPR a certificate
signed by its President (or any Vice President), dated the
Effective Date, certifying that all representations and
warranties of GAB made in this Agreement are true and
correct in all material respects with the same effect as if
made at and as of such Effective Date, and that GAB has
complied with all of the agreements and satisfied all of
the conditions on its part to be performed or satisfied at
or prior to such date.
(d)	All proceedings taken by GAB and its counsel in
connection with the Reorganization and all documents
incidental thereto shall be satisfactory in form and
substance to SPR.
(e)	The N-14 Registration Statement shall have become
effective under the 1933 Act, and no stop order suspending
such effectiveness shall have been instituted or, to the
knowledge of SPR, shall be contemplated by the Commission.
(f)	The Commission shall not have issued an
unfavorable advisory report under Section 25(b) of the 1940
Act, nor instituted or threatened to institute any
proceeding seeking to enjoin consummation of the
Reorganization under Section 25(c) of the 1940 Act; and no
other legal, administrative or other proceeding shall be
instituted or threatened which would materially affect the
financial condition of SPR or would prohibit the
Reorganization.
(g)	SPR shall have received an opinion from Willkie
Farr & Gallagher LLP, as counsel to GAB, in form and
substance satisfactory to SPR and dated the Effective Date,
to the effect that (i) GAB is a corporation duly organized,
validly existing and in good standing under the laws of the
State of Maryland; (ii) the Agreement has been duly
authorized, executed and delivered by GAB, and, assuming
that the N-14 Registration Statement complies with the 1933
Act, the 1934 Act and the 1940 Act, constitutes a valid and
legally binding agreement of GAB, enforceable against GAB
in accordance with its terms, except as enforceability may
be limited by bankruptcy, insolvency, fraudulent
conveyance, reorganization or other similar laws pertaining
to the enforcement of creditors' rights generally and by
equitable principles; (iii) to the knowledge of such
counsel all regulatory and court consents, authorizations,
approvals, orders or filings required to be obtained or
made by GAB under the Federal laws of the United States or
the laws of the State of Maryland with respect to the
issuance of GAB Common Stock in exchange for the transfer
of SPR's Assets pursuant to the Agreement have been
obtained or made; (iv) the N-14 Registration Statement has
become effective under the 1933 Act, and to such counsel's
knowledge no stop order suspending the effectiveness of the
N-14 Registration Statement has been issued and no
proceedings for that purpose have been instituted or are
pending or contemplated under the 1933 Act, and with
respect to GAB, the N-14 Registration Statement, and each
amendment or supplement thereto, as of their respective
effective dates, appear on their face to be appropriately
responsive in all material respects to the requirements of
the 1933 Act, the 1934 Act and the 1940 Act and the
published rules and regulations of the Commission
thereunder; (v) such counsel does not know of any statutes,
legal or governmental proceedings or contracts with respect
to GAB or other documents related to the Reorganization of
a character required to be described in the N-14
Registration Statement that are not described therein or,
if required to be filed, filed as required; (vi) the
execution and delivery of this Agreement does not, and the
consummation of the Reorganization will not, violate any
material provision of the Articles of Incorporation, as
amended, the Articles Supplementary, the by-laws, as
amended, or any agreement (known to such counsel) to which
GAB is a party or by which GAB is bound; and (vii) all
corporate actions required to be taken by GAB to authorize
this Agreement and to effect the Reorganization have been
duly authorized by all necessary corporate actions on
behalf of GAB.  In giving the opinion set forth above,
Willkie Farr & Gallagher LLP may state that it is relying
on certificates of officers of GAB with regard to matters
of fact and certificates and written statements of
governmental officials with respect to factual matters.
With respect to all matters of Maryland law, such counsel
shall be entitled to state that, with the approval of SPR,
they have relied upon the opinion of Venable LLP and that
their opinion is subject to the same assumptions,
qualifications and limitations with respect to such matters
as are contained in the opinion of Venable LLP.
Such counsel also shall state that while such counsel
cannot make any representation as to the accuracy or
completeness of statements of fact in the N-14 Registration
Statement or any amendment or supplement thereto with
respect to GAB, nothing has come to their attention that
would lead them to believe that, on the respective
effective dates of the N-14 Registration Statement and any
amendment or supplement thereto, the N-14 Registration
Statement or any amendment or supplement thereto contained
any untrue statement of a material fact or omitted to state
any material fact required to be stated therein or
necessary to make the statements therein not misleading
with respect to GAB; and the prospectus included in the N-
14 Registration Statement contained any untrue statement of
a material fact or omitted to state any material fact
necessary to make the statements therein, in the light of
the circumstances under which they were made, not
misleading with respect to GAB; provided, that such counsel
need not express any opinion or belief as to the financial
statements, other financial data, statistical data or
information relating to GAB included or incorporated by
reference in the N-14 Registration Statement.
(h)	SPR shall have received an opinion from Skadden,
Arps, Slate, Meagher & Flom LLP as counsel to SPR, in form
and substance satisfactory to SPR and dated the Effective
Date, substantially to the effect that, based upon certain
facts, assumptions and representations, for Federal income
tax purposes the acquisition by GAB of all or substantially
all of the Assets of SPR (other than the Reserve) solely in
exchange for GAB Common Stock and the assumption by GAB of
the Stated Liabilities of SPR, followed by the distribution
by SPR to its stockholders of full shares of GAB Common
Stock (and the payment in cash in lieu of fractional
shares) in complete liquidation of SPR, all pursuant to the
Agreement, constitutes a reorganization within the meaning
of Section 368(a) of the Code, and GAB and SPR will each be
a "party to a reorganization" within the meaning of Section
368(b) of the Code.  The delivery of such opinion is
conditioned upon receipt by Skadden, Arps, Slate, Meagher &
Flom LLP of representations it shall request of SPR and
GAB.  Notwithstanding anything herein to the contrary,
neither GAB nor SPR may waive the condition set forth in
this Section 9(h).
(i)	GAB shall have received from the Commission such
orders or interpretations as are reasonably necessary or
desirable under the 1933 Act, the 1934 Act and the 1940
Act, and from any relevant state securities administrator
such orders or interpretations as are reasonably necessary
and desirable under any applicable state securities or blue
sky laws, in connection with the Reorganization, and all
such orders shall be in full force and effect.
(j)	There shall not have occurred any material
adverse change in the financial condition of GAB or the
consolidated financial condition of Gabelli, businesses, or
results of operations of GAB or Gabelli, provided that any
adverse changes in market prices of securities in which GAB
invests, individually or in the aggregate, shall not be
deemed to be a material adverse change.
10.	Termination, Postponement and Waivers.
(a)	Notwithstanding anything contained in this
Agreement to the contrary, this Agreement may be terminated
and the Reorganization abandoned at any time (whether
before or after approval thereof by the SPR Stockholders)
prior to the Effective Date, or such Effective Date may be
postponed, (i) by mutual consent of the Board of Directors
of the Funds; (ii) by the Board of Directors of SPR if any
condition of GAB's obligations set forth in Section 9 of
this Agreement has not been fulfilled or waived by such
Board or if GAB has made a material and intentional
misrepresentation herein or in connection herewith; or
(iii) by the Board of Directors of GAB if any conditions of
SPR's obligations set forth in Section 8 of this Agreement
has not been fulfilled or waived by such Board or if SPR
has made a material and intentional misrepresentation
herein or in connection herewith.
(b)	If the transactions contemplated by this
Agreement have not been consummated by December 31, 2005,
either Fund may terminate this Agreement by action of its
Board of Directors, except that if the failure to
consummate the transactions is the result of a breach of
this Agreement by a Fund, that Fund may not terminate the
Agreement.
(c)	In the event of termination of this Agreement
pursuant to the provisions hereof, the same shall become
void and have no further effect, and there shall not be any
liability on the part of either Fund or persons who are
their directors, officers, agents or stockholders in
respect of this Agreement, except for any such material
breach or intentional misrepresentation, as to each of
which all remedies at law or in equity of the party
adversely affected shall survive.
(d)	At any time prior to the Effective Date, either
Fund may, by written instrument signed by its Board of
Directors, (i) extend the time for the performance of any
of the obligations or other acts of the other, (ii) waive
any inaccuracies in the representations and warranties of
the other contained herein and (iii) waive compliance with
any of the agreements of the other or conditions to its
obligations contained herein; provided in each case that,
in the judgment of the Board of Directors of such Fund,
after consultation with its counsel, such action will not
have a material adverse effect on the benefits intended
under this Agreement to the stockholders of the Fund on
behalf of which such action is taken.
(e)	This Agreement may not be amended except by an
instrument in writing executed by the parties affected by
any such amendment.
(f)	The respective representations and warranties
contained in Sections 1 and 2 of this Agreement shall
expire with, and be terminated by, the consummation of the
Reorganization, and none of GAB or SPR or any of their
officers, directors, agents or stockholders shall have any
liability with respect to such representations or
warranties after the Effective Date.  This provision shall
not protect any officer, director, agent or stockholder of
GAB or SPR against any liability to the entity for which
that officer, director, agent or stockholder so acts or to
its stockholders to which that officer, director, agent or
stockholder otherwise would be subject by reason of willful
misfeasance, bad faith, gross negligence, or reckless
disregard of the duties in the conduct of such office.
(g)	If any order or orders of the Commission with
respect to this Agreement shall be issued prior to the Effective Date and shall impose any terms or conditions which are determined by action of the Boards of Directors of GAB or SPR to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the SPR Stockholders, unless such terms and conditions shall result in a change in the method of computing the number of shares of GAB Common
Stock to be issued pursuant to this Agreement, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the SPR Stockholders prior to the meeting at which the Reorganization shall have been approved, this Agreement shall not be consummated and shall terminate, unless SPR promptly shall call a special meeting of SPR Stockholders at which such conditions so imposed shall be submitted for approval.


11.	Other Matters.
(a)	Pursuant to Rule 145 under the 1933 Act, and in
connection with the issuance of any shares of GAB Common
Stock to any person who at the time of the Reorganization is, to its knowledge, an affiliate of a party to the Reorganization pursuant to Rule 145(c), GAB will cause to be affixed upon the certificate(s) issued to such person
(if any) a legend as follows:
THESE SHARES ARE SUBJECT TO RESTRICTIONS ON
TRANSFER UNDER THE SECURITIES ACT OF 1933 AND MAY
NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO
THE GABELLI EQUITY TRUST INC. (OR ITS STATUTORY
SUCCESSOR) OR ITS PRINCIPAL UNDERWRITER UNLESS
(I) A REGISTRATION STATEMENT WITH RESPECT THERETO
IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR
(II) IN THE OPINION OF COUNSEL REASONABLY
SATISFACTORY TO THE FUND, SUCH REGISTRATION IS
NOT REQUIRED.

and, further, that stop transfer instructions will be issued to GAB's transfer agent with respect to such shares.
SPR will provide GAB on the Effective Date with the name of any SPR Stockholder who is to the knowledge of SPR an affiliate of it on such date.

(b)	Any notice, request, demand, claim and other
communication required or permitted by any provision of
this Agreement shall be in writing and shall be deemed to
have been given if delivered or mailed, first class postage
prepaid, addressed to GAB at One Corporate Center, Rye, New
York 10580-1422, Attn: Bruce N. Alpert, President, with a
copy to Daniel Schloendorn, Esq., Willkie Farr & Gallagher
LLP, 787 Seventh Avenue, New York, New York 10019, and to
SPR at 635 Madison Avenue, New York, New York 10022, Attn:
Michael Carey, Secretary, with a copy to Michael Hoffman,
Esq., c/o Skadden, Arps, Slate, Meagher & Flom LLP, Four
Times Square, New York, New York 10036.
(c)	This Agreement supersedes all previous
correspondence and oral communications between the parties
regarding the Reorganization, constitutes the only
understanding with respect to the Reorganization, may not
be changed except by a letter of agreement signed by each
party and shall be governed by and construed in accordance
with the laws of the State of New York applicable to
agreements made and to be performed in said state.
(d)	This Agreement may be executed in any number of
counterparts, each of which, when executed and delivered,
shall be deemed to be an original but all such counterparts
together shall constitute but one instrument.
(e)	In case at any time after the Effective Date any
further action is necessary to carry out the purposes of
this Agreement, each Fund will take such further action
(including the execution and delivery of such further
instruments and documents) as the other Fund may reasonably
request, all at the sole cost and expense of the requesting
Fund (unless the non-requesting Fund is obligated to pay
such expenses as described above).  SPR acknowledges and
agrees that from and after the Effective Date, GAB shall be
entitled to possession of all documents, books, records,
agreements, and financial data of any sort pertaining to
SPR.
(f)	All covenants, agreements, representations, and
warranties made under this Agreement and any certificates
delivered pursuant to this Agreement shall be deemed to
have been material and relied upon by each Fund,
notwithstanding any investigation made by them or on their
behalf.
(g)	Any term or provision of this Agreement that is
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amended and Restated Agreement and Plan of Reorganization.

STERLING CAPITAL CORPORATION



By: /s/ Wayne S. Reisner
Name: Wayne S. Reisner
Title: President

THE GABELLI EQUITY TRUST INC.



By: /s/ Bruce N. Alpert
Name: Bruce N. Alpert
Title: President


GABELLI FUNDS, LLC
(solely for purposes of
Section 5(b))



By: /s/ James E. McKee
Name: James E. McKee
Title: Secretary




2974957.3
26